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                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                         Date of Report: April 23, 1998


                        FIDELITY NATIONAL FINANCIAL, INC.
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)


        Delaware                       1-9396                   86-0498599
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(State or other jurisdiction   (Commission File Number)       (IRS Employer
     of incorporation)                                    Identification Number)


                17911 Von Karman Avenue, Irvine, California 92614
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                    (Address of principal executive offices)

                                 (714) 622-4333
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              (Registrant's telephone number, including area code)


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Item 5.  Other Events

         Effective as of February 26, 1998, Fidelity National Financial, Inc. ("the Company") acquired Granite Financial, Inc., a small ticket leasing company headquartered in Golden, Colorado. The purchase price paid by the Company for the acquisition was approximately 4.5 million shares of Fidelity National Financial, Inc. common stock. This transaction has been accounted for as a pooling-of-interests.

         Combined revenue and net earnings of the pooled companies for the three-month period ended March 31, 1998 are listed below (amounts are unaudited and in thousands):

         Revenue                                    $ 236,682
                                                    =========

         Net earnings                               $  15,407
                                                    =========

Item 7.  Financial Statements and Exhibits

         (c)   Exhibits

               None


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                            FIDELITY NATIONAL FINANCIAL, INC.


Dated: April 23, 1998                       /s/ M'Liss Jones Kane
                                            -----------------------------------
                                            M'Liss Jones Kane
                                            Senior Vice President
                                            General Counsel and Corporate
                                            Secretary